UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2012

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reference is made to the Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of June 11, 2012, among Wilmington Trust Company, as trust administrator and trustee (the “GUC Trust Administrator”), and FTI Consulting Inc., as trust monitor (the “GUC Trust Monitor”), as subsequently amended (the “GUC Trust Agreement”).

As disclosed in the Form 10-Q of the Motors Liquidation Company GUC Trust (the “GUC Trust”), filed with the Securities and Exchange Commission on August 14, 2012 (the “Form 10-Q”), the GUC Trust was previously funded by, among other sources, approximately $52.7 million in cash (the “Administrative Fund”) provided by Motors Liquidation Company (the “Debtor”). Pursuant to the GUC Trust Agreement, the Administrative Fund is held and maintained by the GUC Trust Administrator for the purpose of paying certain fees and expenses incurred by the GUC Trust, including the fees of the GUC Trust Administrator and the GUC Trust Monitor and the fees and expenses of other professionals retained by the GUC Trust. The United States Department of the Treasury and the Governments of Canada and Ontario (through Export Development Canada) (collectively, the “DIP Lenders”) maintain a lien on the Administrative Fund, which relates to certain funds advanced by the DIP Lenders at the commencement of the insolvency proceedings of Debtor and its affiliated debtors-in-possession.

Also as disclosed in the Form 10-Q, pursuant to the GUC Trust Agreement, the amounts of payments from the Administrative Fund to individual GUC Trust professionals are capped on an annual and cumulative basis, which restrictions may be released with the written consent of the DIP Lenders. By letter dated July 24, 2012 (the “DIP Lenders’ Letter”), the DIP Lenders consented to allow individual GUC Trust professionals to be paid, from the Administrative Fund, amounts in excess of the line item amounts allocated to those professional on both an annual and a cumulative basis, provided that the aggregate amount allocated to GUC Trust professionals as a whole, on a cumulative basis, are not exceeded. The DIP Lenders’ Letter further provided for the execution of an amendment to the GUC Trust Agreement in order to effectuate the foregoing. A copy of the DIP Lenders’ Letter is furnished as Exhibit 99.1 to this Form 8-K.

On August 23, 2012, as contemplated by the DIP Lenders’ Letter, the GUC Trust Administrator and the GUC Trust Monitor executed the Second Amendment to the GUC Trust Agreement. A copy of such amendment is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	DIP Lenders’ Letter

99.2	Second Amendment to the GUC Trust Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust
Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	DIP Lenders’ Letter

99.2	Second Amendment to the GUC Trust Agreement